Exhibit 32

CERTIFICATION PURSUANT TO RULE 13a-14(b) UNDER

THE SECURITIES EXCHANGE ACT OF 1934 AND

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, Richard E. Herrington, the Chief Executive Officer of Franklin Financial Network, Inc. (the “Company”), and Sarah Meyerrose, Chief Financial Officer of the Company, certifies, pursuant to Rule 13a-14(b) under the Securities and Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on August 9, 2017.

By:	/s/ Richard E. Herrington
Richard E. Herrington
Chief Executive Officer

By:	/s/ Sarah Meyerrose
Sarah Meyerrose
Chief Financial Officer